United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
July 12, 2004

GS Mortgage Securities Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-100818	13-6357101

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

85 Broad Street
New York, New York		10004

(Address of Principal
Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

None

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.1

     Filed concurrently herewith under Form SE as Exhibit 99.1 is a preliminary Structural and Collateral Term Sheets (as defined in the no-action letter issued by the staff of the Securities and Exchange Commission (the “Commission”) on February 17, 1995, to the Public Securities Association) and as Exhibit 99.2 are certain Computational Materials (as defined in the no-action letter issued by the staff of the Commission on May 20, 1994, regarding Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. and Kidder Structured Asset Corporation and as further modified by a no-action letter issued by the staff of the Commission on May 27, 1994, to the Public Securities Association) furnished to GS Mortgage Securities Corp. (the “Company”) by Goldman, Sachs & Co. (the “Underwriter”) in respect of the Company’s proposed offering of certain classes of the GSR Mortgage Loan Trust 2004-9, Mortgage Pass-Through Certificates, Series 2004-9 (such classes, the “Certificates”).

     The Certificates will be offered pursuant to a Prospectus and related Prospectus Supplement (together, the “Prospectus”), which will be filed with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Act”). The Certificates will be registered pursuant to the Act under the Company’s Registration Statement on Form S-3 (No. 333-100818). The Company hereby incorporates the attached Computational Materials by reference in the Registration Statement.

     Any statement or information contained in the attached preliminary Structural and Collateral Term Sheets and Computational Materials shall be deemed to be modified or superseded for purposes of the Prospectus and the Registration Statement by statements or information contained in the Prospectus.

________________
1	Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to them in the Prospectus.

2

Item 7. Financial Statements; Pro Forma Financial Information and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

99.1	Preliminary Structural and Collateral Term Sheets prepared by Goldman, Sachs & Co. in connection with certain classes of the GSR Mortgage Loan Trust 2004-9, Mortgage Pass-Through Certificates, Series 2004-9. (P)

99.2	Computational Materials prepared by Goldman, Sachs & Co. in connection with certain classes of the GSR Mortgage Loan Trust 2004-9, Mortgage Pass-Through Certificates, Series 2004-9. (P)

3

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GS MORTGAGE SECURITIES CORP.

By:	/s/ Howard Altarescu

Name: Howard Altarescu
Title: Vice President

Dated: July 13, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Preliminary Structural and Collateral Term Sheets prepared by Goldman, Sachs & Co. in connection with certain classes of the GSR Mortgage Loan Trust 2004-9, Mortgage Pass-Through Certificates, Series 2004-9. (P)

99.2	Computational Materials prepared by Goldman, Sachs & Co. in connection with certain classes of the GSR Mortgage Loan Trust 2004-9, Mortgage Pass-Through Certificates, Series 2004-9. (P)